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                                  CONFIDENTIAL


                                                                January 18, 2000


Leonard Green & Partners, L.P.
11111 Santa Monica Boulevard
Suite 2000
Los Angeles, CA  90025
Attention:  Mr. Peter Nolan

       Re: CONFIRMATION AND EXTENSION OF LETTER AGREEMENT REGARDING FINANCING FACILITIES FOR THE RECAPITALIZATION OF WHITE CAP INDUSTRIES, INC.

Ladies and Gentlemen:

     You have entered into a Letter Agreement dated July 20, 1999 (the "LETTER AGREEMENT") with DLJ Bridge Finance, Inc. and DLJ Capital Funding, Inc. We hereby confirm the provisions of that Letter Agreement and amend it by deleting all references to the date "January 31, 2000" and replacing it with the date "March 31, 2000."

                                          Very truly yours,

                                          DLJ CAPITAL FUNDING, INC.


                                          By:   /s/ Eric Swanson
                                                ---------------------------
                                          Title: Managing Director
                                                ---------------------------


                                          DLJ BRIDGE FINANCE, INC.


                                          By:   /s/ Eric Swanson
                                                ---------------------------
                                                Title: Managing Director
                                                ---------------------------

ACCEPTED AND AGREED TO
this 18th day of January, 2000


LEONARD GREEN & PARTNERS, L.P.

By:     /s/ Peter Nolan
        ------------------------
Title:  Partner
        ------------------------